As filed with the Securities and Exchange Commission on July 28, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

CERO THERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	81-4182129
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

201 Haskins Way, Suite 230

South San Francisco, CA 94080

(215) 731-9450

(Address of Principal Executive Offices)

CERo Therapeutics Holdings, Inc. 2024 Equity Incentive Plan

CERo Therapeutics Holdings, Inc. 2024 Employee Stock Purchase Plan

(Full Title of the Plans)

Chris Ehrlich

Chief Executive Officer

CERo Therapeutics Holdings, Inc.

201 Haskins Way, Suite 230

South San Francisco, CA 94080

Telephone: (215) 731-9450

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen M. Davis

Jeffrey A. Letalien

Goodwin Procter LLP

The New York Times Building

620 Eighth Avenue

New York, New York 10018

(212) 813-8800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I.

EXPLANATORY NOTE

This registration statement on Form S-8 (this “Registration Statement”), is being filed by CERo Therapeutics Holdings, Inc. (the “Registrant”), for the purpose of registering an additional (1) 109,485 shares of the Registrant’s common stock, par value $0.0001 per share (“Common Stock”), issuable pursuant to the CERo Therapeutics Holdings, Inc. 2024 Equity Incentive Plan (the “2024 Plan”), and (2) 510 shares of Common Stock, issuable pursuant to the CERo Therapeutics Holdings, Inc. 2024 Employee Stock Purchase Plan (the “2024 ESPP”) (in each case as adjusted for each of the reverse stock split of 1-for-100 effected by the Registrant effective as of January 8, 2025 and the reverse stock split of 1-for-20 effected by the Registrant effective as of June 13, 2025), as additional shares of Common Stock issuable under each of the 2024 Plan and the 2024 ESPP for which shares of Common Stock have previously been registered pursuant to a Registration Statement on Form S-8 which has previously been filed and is effective. Accordingly, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8 (File No. 333-283698) filed with the Securities and Exchange Commission on December 9, 2024 by the Registrant, relating to the 2024 Plan and 2024 ESPP, except, in each case, for “Item 8. Exhibits.”

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Second Amended and Restated Certificate of Incorporation of CERo Therapeutics Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K/A, filed on February 27, 2024).

4.2	Second Amended and Restated Bylaws of CERo Therapeutics Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K/A, filed on February 27, 2024).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of Wolf & Company, P.C.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page of this Registration Statement).

99.1	CERo Therapeutics Holdings, Inc. 2024 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K/A, filed on February 27, 2024 (File No. 001-40877)).

99.2	CERo Therapeutics Holdings, Inc. 2024 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K/A, filed on February 27, 2024 (File No. 001-40877)).

99.3

First Amendment to the CERo Therapeutics Holdings, Inc. 2024 Equity Incentive Plan (incorporated by reference to Exhibit 99.4 to the Registrant’s Registration Statement on Form S-8, filed on December 9, 2024).

99.4	Second Amendment to the CERo Therapeutics Holdings, Inc. 2024 Equity Incentive Plan (incorporated by reference to Exhibit 99.5 to the Registrant’s Registration Statement on Form S-8, filed on December 9, 2024).

99.5	Third Amendment to the CERo Therapeutics Holdings, Inc. 2024 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on May 29, 2025).

107*	Filing Fee Table.

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of South San Francisco, State of California, on July 28, 2025.

CERO THERAPEUTICS HOLDINGS, INC.

By:	/s/ Chris Ehrlich
Name:	Chris Ehrlich.
Title:	Chairman, Chief Executive Officer and Director

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Chris Ehrlich and Andrew Kucharchuk as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following person in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chris Ehrlich	Chairman and Chief Executive Officer and Director	July 28, 2025
Chris Ehrlich	(Principal Executive Officer)

/s/ Andrew Kucharchuk	Chief Financial Officer	July 28, 2025
Andrew Kucharchuk	(Principal Financial and Accounting Officer)

/s/ Brian Atwood	Director	July 28, 2025
Brian Atwood

/s/ Michael Byrnes	Director	July 28, 2025
Michael Byrnes

/s/ Kathleen LaPorte	Director	July 28, 2025
Kathleen LaPorte

/s/ Lindsey Rolfe	Director	July 28, 2025
Lindsey Rolfe

/s/ Shami Patel	Director	July 28, 2025
Shami Patel

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